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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-4 of Applied Power Inc. of our report dated September 29, 1999, except for information in Note B, for which the date is July 7, 2000, relating to the financial statements and financial statement schedules of Applied Power Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
[Date]